Exhibit 99.1

INDEPENDENT AUDITORS’ REPORT

To the Stockholders of Horseshoe Gaming Holding Corp.

We have audited the accompanying consolidated balance sheets of Horseshoe Gaming Holding Corp. and subsidiaries (“Company”) as of December 31, 2003 and 2002, and the related consolidated statements of income, stockholders’ equity, and cash flows for the years then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.  The consolidated financial statements of Horseshoe Gaming Holding Corp. as of December 31, 2001 and for the year then ended, before the inclusion of the disclosures discussed in Note 6 to the consolidated financial statements, were audited by other auditors who have ceased operations.  Those auditors expressed an unqualified opinion on those financial statements in their report dated February 15, 2002.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the 2003 and 2002 consolidated financial statements present fairly, in all material respects, the financial position of Horseshoe Gaming Holding Corp. and subsidiaries as of December 31, 2003 and 2002, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed above, the consolidated financial statements of Horseshoe Gaming Holding Corp., as of December 31, 2001 and for the year then ended were audited by other auditors who have ceased operations.  As described in Note 6, these financial statements have been revised to include the transitional disclosures required by Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” (SFAS 142), which was adopted by the Company as of January 1, 2002.  Our audit procedures with respect to the disclosures in Note 6 with respect to 2001 included (1) comparing the previously reported net income to the previously issued financial statements and the adjustments to reported net income representing amortization expense recognized in 2001 related to goodwill and intangible assets that are no longer being amortized as a result of initially applying SFAS 142 to the Company’s underlying analysis obtained from management, (2) testing the mathematical accuracy of the reconciliation of adjusted net income to reported net income.  In our opinion, the disclosures for 2001 in Note 6 are appropriate.  However, we were not engaged to audit, review or apply any procedures to the 2001 consolidated financial statements of the Company other than with respect to such disclosures and, accordingly, we do not express an opinion or any other form of assurance on the 2001 consolidated financial statements taken as a whole.

As discussed in Note 6 to the consolidated financial statements, in 2002, the Company changed its method of accounting for goodwill and other intangible assets to conform to Statement of Financial Accounting Standards No. 142 “Goodwill and Other Intangible Assets”.

/s/ Deloitte & Touche LLP

Memphis, Tennessee
March 19, 2004

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Horseshoe Gaming Holding Corp.:

We have audited the accompanying consolidated balance sheets of HORSESHOE GAMING HOLDING CORP. AND SUBSIDIARIES (the “Company”) (a Delaware corporation) as of December 31, 2001 and 2000, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2001.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Horseshoe Gaming Holding Corp. and Subsidiaries as of December 31, 2001 and 2000, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States.

Arthur Andersen LLP

Memphis, Tennessee,

February 15, 2002.

EXPLANATORY NOTE REGARDING REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

On May 24, 2002, Horseshoe Gaming Holding Corp. (the “Company”) decided to terminate Arthur Andersen LLP as the Company’s independent public accountants and on June 21, 2002 engaged Deloitte & Touche LLP to serve as its independent public accountants for the year ending December 31, 2002.  More information regarding the Company’s change in independent public accountants is contained in its current report on Form 8-K filed with the Securities and Exchange Commission on May 30, 2002.

The Company could not obtain the permission of Arthur Andersen LLP to the inclusion in this Annual Report on Form 10-K of their Report of Independent Public Accountants above.  Accordingly, the Arthur Andersen LLP Report of Independent Public Accountants herein is merely reproduced from Horseshoe Gaming Holding Corp.’s Annual Report on Form 10-K for the year ended December 31, 2001 (although the consolidated balance sheets as of December 31, 2001 and 2000 and the consolidated statements of operations, changes in stockholders’ equity, and cash flows for the years ended December 31, 2000 and 1999 referred to in that report are not included herein) and does not include the manual signature of Arthur Andersen LLP.  The conviction of the Company’s former independent public accountants, Arthur Andersen LLP, on federal obstruction of justice charges may adversely affect Arthur Andersen LLP’s ability to satisfy any claims arising from the provision of auditing services to the Company and may impede the Company’s access to the capital markets.

HORSESHOE GAMING HOLDING CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31
(DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

	2003	2002
ASSETS
Current assets
Cash and cash equivalents	$103,359	$87,373
Restricted cash	1,000	14,286
Accounts receivable, net of allowance for doubtful accounts of $6,305 and $6,779, respectively	16,720	12,555
Inventories	4,889	5,418
Prepaid expenses and other	6,780	7,825

Total current assets	132,748	127,457

Property and equipment, net	485,557	471,003
Goodwill	252,242	252,242
Other, net	46,729	50,857
	$917,276	$901,559

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$6,274	$8,860
Accrued expenses and other	80,365	99,492

Total current liabilities	86,639	108,352

Long-term liabilities
Long-term debt	533,968	556,773
Other long-term liabilities	6,068	6,923

Total long-term liabilities	540,036	563,696

Commitments and contingencies (Notes 12 and 13)
Stockholders’ equity
Common stock, $.01 par value, 50,000 shares authorized, 25,000 shares issued, 23,115 and 23,077 shares outstanding, respectively	—	—
Additional paid-in capital	59,090	59,808
Retained earnings	285,709	225,001
	344,799	284,809
Treasury stock, at cost, 1,885 and 1,923 shares, respectively	(54,198)	(55,298)
Total stockholders’ equity	290,601	229,511
	$917,276	$901,559

The accompanying notes are an integral part of these
consolidated financial statements.

HORSESHOE GAMING HOLDING CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
FOR THE YEARS ENDED DECEMBER 31
(IN THOUSANDS)

	2003	2002	2001
Revenues
Casino	$848,228	$827,599	$916,955
Food and beverage	80,203	79,384	87,876
Hotel	30,010	28,772	29,697
Retail and other	18,370	19,290	20,856
	976,811	955,045	1,055,384
Promotional allowances and other	(150,546)	(142,479)	(122,126)

Net revenues	826,265	812,566	933,258

Expenses
Casino	479,555	434,887	528,827
Food and beverage	26,744	24,067	27,245
Hotel	1,995	2,351	2,963
Retail and other	5,896	7,051	7,502
General and administrative	111,858	117,574	119,877
Corporate expenses	22,928	25,538	22,483
Deferred compensation	337	10,229	(410)
Preopening expenses	—	—	4,064
Net loss (gain) on disposal of assets	3,218	5,033	(163,845)
Depreciation and amortization	53,333	56,036	66,945

Total expenses	705,864	682,766	615,651

Operating income	120,401	129,800	317,607
Other income (expense)
Interest expense	(49,571)	(61,243)	(82,720)
Interest income	673	2,299	3,971
Loss on early retirement of debt	—	(9,683)	(6,893)
Other, net	68	(974)	382

Total other income (expense)	(48,830)	(69,601)	(85,260)

Net income	$71,571	$60,199	$232,347

The accompanying notes are an integral part of these
consolidated financial statements.

HORSESHOE GAMING HOLDING CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
FOR YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001
(IN THOUSANDS)

	Treasury Stock	Paid-in Capital	Retained Earnings	Total
Balance, January 1, 2001	$(43,374)	$52,715	$43,267	$52,608
Dividends:
Cash	—	—	(71,255)	(71,255)
Net receivable	—	—	803	803
Treasury stock purchases	(9,411)	7,093	—	(2,318)
Net income	—	—	232,347	232,347

Balance, December 31, 2001	(52,785)	59,808	205,162	212,185
Dividends:
Cash	—	—	(27,845)	(27,845)
Net payable	—	—	(12,515)	(12,515)
Treasury stock purchases	(2,513)	—	—	(2,513)
Net income	—	—	60,199	60,199

Balance, December 31, 2002	(55,298)	59,808	225,001	229,511
Dividends:
Cash	—	—	(10,226)	(10,226)
Net payable	—	—	(637)	(637)
Exercise of stock options	1,100	(718)	—	382
Net income	—	—	71,571	71,571

Balance, December 31, 2003	$(54,198)	$59,090	$285,709	$290,601

The accompanying notes are an integral part of these
consolidated financial statements.

HORSESHOE GAMING HOLDING CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31
(IN THOUSANDS)

	2003	2002	2001
Cash flows from operating activities
Net income	$71,571	$60,199	$232,347
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	53,333	56,036	66,945
Net loss (gain) on disposal of assets	3,218	5,033	(163,845)
Amortization of debt discounts, deferred finance charges and other	2,714	2,918	3,964
Provision for doubtful accounts	2,997	4,068	7,226
Deferred compensation	337	10,229	(410)
Loss on early retirement of debt	—	9,683	6,893
Decrease (increase) in restricted cash	9,836	(10,727)	—
Net change in current assets and liabilities	(18,110)	(14,818)	(14,988)

Net cash provided by operating activities	125,896	122,621	138,132

Cash flows from investing activities
Purchases of property and equipment	(68,946)	(43,768)	(44,137)
Proceeds from sale of property and equipment	841	485	241
Net proceeds from sale of Joliet	—	—	442,662
Indemnification escrow related to Joliet sale	3,450	10,500	(14,059)
Decrease (increase) in other assets	297	(3,240)	(14,126)

Net cash (used in) provided by investing activities	(64,358)	(36,023)	370,581

Cash flows from financing activities
Proceeds from long-term debt	20,000	83,000	55,000
Repayments on long-term debt	(43,000)	(266,031)	(351,590)
Dividends	(22,741)	(27,041)	(69,096)
Exercise of stock options	189	—	—
Debt issue costs and commitment fees	—	(7,457)	(343)
Purchase of stock for treasury	—	(2,513)	—

Net cash used in financing activities	(45,552)	(220,042)	(366,029)

Net change in cash and cash equivalents	15,986	(133,444)	142,684
Cash and cash equivalents, beginning of period	87,373	220,817	78,133

Cash and cash equivalents, end of period	$103,359	$87,373	$220,817

The accompanying notes are an integral part of these
consolidated financial statements.

HORSESHOE GAMING HOLDING CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2003

NOTE 1 ORGANIZATION AND PENDING SALE

Organization

Horseshoe Gaming Holding Corp., a Delaware corporation, and subsidiaries, (the “Company”), conduct casino gaming, hotel and other related operations at riverboat casinos under the “Horseshoe” name in Bossier City, Louisiana; Tunica County, Mississippi; and Hammond, Indiana.  In addition, the Company owned and operated the Empress Casino Joliet (“Joliet” or “Empress Joliet”) in Joliet, Illinois from December 1, 1999 until July 31, 2001 (see Note 3).

A description of each principal subsidiary is as follows:

•                  New Gaming Capital Partnership (“NGCP”) is a Nevada limited partnership which was formed on February 4, 1993.  NGCP is 100% owned by the Company and its subsidiary, Horseshoe GP, Inc. and owns 91.92% of Horseshoe Entertainment (“HE”), a Louisiana limited partnership, which owns and operates the Horseshoe Bossier City (“Bossier City”).  The remaining 8.08% is owned by the Company.

•                  Robinson Property Group, Limited Partnership (“RPG”) is a Mississippi limited partnership, which was formed on June 7, 1993.  RPG owns and operates the Horseshoe Tunica (“Tunica”) located in Tunica County, Mississippi, and is 100% owned by the Company and its subsidiary, Horseshoe GP, Inc.

•                  Horseshoe Hammond, Inc. (“Hammond”), formerly Empress Casino Hammond Corporation, is an Indiana corporation, which was formed on November 25, 1992.  The Company acquired Hammond from Empress Entertainment, Inc. on December 1, 1999.  Hammond owns and operates the Horseshoe Casino in Hammond, Indiana and is 100% owned by the Company.

Pending Sale

On September 10, 2003, the Company and its stockholders entered into a definitive Stock Purchase Agreement (the “Harrah’s Sale Agreement”) with Harrah’s Entertainment, Inc. (“Harrah’s”).  Under the terms of the Harrah’s Sale Agreement, the stockholders of the Company agreed to sell all of the outstanding stock of the Company to Harrah’s, subject to customary conditions, for $1.45 billion, including the assumption of debt.  The transaction is subject to regulatory approvals and is expected to be completed in the second quarter of 2004 (see Note 13).

NOTE 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and all of its subsidiaries (see Note 1).  All significant intercompany accounts and transactions have been eliminated.

Cash and Cash Equivalents

Cash equivalents are highly liquid investments with an original maturity of three months or less and are stated at the lower of cost or market.

Restricted Cash

Restricted cash at December 31, 2003 represents amounts on deposit pursuant to the bonding requirements of the Indiana Gaming Commission.  Included in restricted cash at December 31, 2002 is approximately $10.6 million on deposit pursuant to the bonding requirements of the Indiana Gaming Commission and approximately $3.7 million of net proceeds remaining in escrow to cover potential indemnifications related to the sale of Joliet (see Note 3).

Inventories

Inventories consist primarily of food, beverage, retail merchandise, kitchen smallwares and employee wardrobe and are stated at the lower of cost or market.  Cost is determined using either the first-in, first-out method or the average cost method.

Property and Equipment

Property and equipment are stated at cost.  The costs of normal repairs and maintenance are expensed as incurred while major expenditures that extend the useful lives of assets are capitalized.

Depreciation is provided on the straight-line basis over the estimated useful lives as follows:

Buildings, boats and barges	10 to 30 years
Improvements	2 to 30 years
Furniture, fixtures and equipment	2 to 10 years

Capitalized Interest

The Company capitalizes interest for associated borrowing costs of major construction projects.  Capitalization of interest ceases when the asset is substantially complete and ready for its intended use.  Interest capitalized during the year ended December 31, 2003 was approximately $0.7 million.  No interest was capitalized during the years ended December 31, 2002 and 2001.

Impairment of Long-Lived Assets

When events or circumstances indicate that the carrying amount of long-lived assets to be held and used might not be recoverable, the expected future undiscounted cash flows from the assets is estimated and compared with the carrying amount of the assets.  If the sum of the estimated undiscounted cash flows is less than the carrying amount of the assets, an impairment loss is recorded.  The impairment loss is measured on a property by property basis by comparing the fair value of the assets with their carrying amount.  Long-lived assets that are held for disposal are reported at the lower of the assets’ carrying amount or fair value less costs related to the assets disposition.

Goodwill

Goodwill represents the cost of net assets acquired in excess of their fair value.  During the years ended December 31, 2001 and prior, the Company amortized goodwill on a straight-line basis over 25 years, which management estimated was the related minimum benefit period.  In accordance with Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standards (“SFAS”) No. 142 “Goodwill and Other Intangible Assets” (“SFAS 142”), effective January 1, 2002, goodwill and intangible assets that are determined to have an indefinite life are no longer amortized, but are subject to impairment testing at least annually (see Note 6).

Deferred Finance Charges

Deferred finance charges, which are included in other assets, consist of fees and expenses incurred to obtain the Company’s debt.  The deferred finance charges are being amortized over the term of the related debt using the effective interest method (see Note 8).  Deferred finance charges, net of accumulated amortization, were approximately $10.5 million and $13.0 million at December 31, 2003 and 2002, respectively.

Revenue Recognition

Casino Revenues - Casino revenues are the aggregate of gaming wins and losses.

Food, Beverage, Hotel, Retail and Other Revenues - Food, beverage, hotel, retail and other revenues are recognized at the point of sale and include the complimentary goods and services that are furnished to guests without charge.

Promotional Allowances and Other

Promotional allowances and other consists of the following:

•                  The retail value of complimentary food and beverage, rooms and other services furnished to guests without charge.

•                  The estimated cash value of slot club points earned by guests.  In order to induce casino play, customers using their player cards are able to earn points through casino play which are redeemable for cash.

•                  Direct mail cash offers redeemed by guests.

•                  Customer discounts.

The retail value of complimentary food and beverage, rooms and other services furnished to guests without charge was approximately $91.0 million, $87.6 million and $93.9 million for the years ended December 31, 2003, 2002 and 2001, respectively.  Such amounts are included in gross revenues and deducted as promotional allowances and other.  The estimated costs of providing such complimentary services, which are included in casino expenses, are as follows (in thousands):

	Years ended December 31,
	2003	2002	2001
Food and beverage	$61,853	$60,842	$67,426
Hotel	9,642	8,660	8,893
Other operating expenses	8,753	9,523	10,844
	$80,248	$79,025	$87,163

Preopening Expenses

The Company expenses preopening costs as incurred.  During 2001, the Company incurred preopening expenses related to the rebranding of Hammond.  Included in preopening expenses are advertising and production costs related to the name change of approximately $2.0 million for the year ended December 31, 2001.

Dividends

The Company’s debt agreements contain covenants that limit dividends and tax distributions to its stockholders.  As of December 31, 2003, the maximum permitted dividends that could be paid by the Company was approximately $96.4 million.  In addition, tax distributions to the stockholders are based upon the Company’s taxable income and the highest marginal Federal and state individual statutory tax rates in effect, which are applicable to any stockholder.  Such tax distributions are to be paid quarterly based upon estimated taxable income.  After filing of the annual tax returns by the Company and its subsidiaries, each stockholder is to reimburse the Company for overpayments of tax distributions or the Company is to withhold such amounts from future dividends to the stockholders.

Advertising Costs

The costs associated with the production of advertising are expensed as incurred while the costs of communication (airtime or space) are expensed the first time the advertising takes place.  Advertising costs are included in general and administrative expenses in the accompanying consolidated statements of income and totaled approximately $17.0 million, $17.4 million and $15.9 million for the years ended December 31, 2003, 2002 and 2001, respectively.

Corporate Expenses

Expenses associated with the management of the Company are recorded as corporate expenses and are reflected in the accompanying consolidated statements of income in the periods such expenses are incurred.

Deferred Compensation

Deferred compensation represents compensation expenses related to ownership interests in the Company issued to employees pursuant to the Horseshoe Gaming Holding Corp. Equity Incentive Plan.  Deferred compensation of approximately $0.3 million, $10.2 million and $(0.4) million was recorded in the accompanying statements of income during the years ended December 31, 2003, 2002 and 2001, respectively (see Note 10).

Equity Incentive Plan

The Company has an Equity Incentive Plan in which stock options (with tandem Stock Appreciation Rights (“SARs”)) or SARs are granted to certain key employees.  The stock options and/or SARs are expensed ratably, based on the current market price, over their four year vesting period (see Note 10).

Income Taxes

The Company is organized as a corporation under Delaware laws and has elected to be taxed as an S Corporation for Federal income tax purposes.  Accordingly, no provision is made in the accounts of the Company for Federal income taxes, as such taxes are liabilities of the stockholders.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Reclassifications

Certain amounts from prior years have been reclassified to conform to the current year presentations, which have no effect on previously reported net income.

NOTE 3 SALE OF EMPRESS CASINO JOLIET

On July 31, 2001, the Company sold Joliet to Argosy Gaming Company for $465.0 million in cash.  The net proceeds from the sale, net of a deficiency in working capital and other transaction costs, were approximately $442.7 million.  An additional $38.4 million in tax distributions related to the sale were made in the third quarter of 2001.  A gain of approximately $165.5 million related to the sale of Joliet is included in the net loss (gain) on disposal of assets for the year ended December 31, 2001 in the accompanying consolidated statements of income.

Pursuant to the merger agreement in which the Company sold Joliet, the Company deposited $16.3 million of the net proceeds into escrow to cover potential future indemnifications related to the Joliet facility.  Of this amount, $2.3 million was disbursed in October 2001, $10.5 million was returned to the Company in November 2002, and approximately $3.5 million was returned to the Company in September 2003.  The escrowed funds, including earnings, which totaled approximately $0 and $3.7 million at December 31, 2003 and 2002, respectively, are reflected as restricted cash in the accompanying consolidated balance sheets.

Joliet did not contribute any revenues or profits for the years ended December 31, 2003 or 2002.  Included in the accompanying consolidated statements of income, are net revenues from Joliet of approximately $161.6 million for the year ended December 31, 2001.  Joliet also contributed approximately $47.4 million of operating income before corporate allocations and deferred compensation for the year ended December 31, 2001.

NOTE 4 ALLOWANCE FOR DOUBTFUL ACCOUNTS

Activity in the allowance for doubtful accounts consists of the following (in thousands):

	As of and for the years ended December 31,
	2003	2002	2001
Balance, beginning of period	$6,779	$13,160	$13,112
Additions charged to expense	2,997	4,068	7,226
Deductions from reserves and uncollectable accounts written off, net of amounts received	(3,471)	(10,449)	(7,178)

Balance, end of period	$6,305	$6,779	$13,160

NOTE 5 PROPERTY AND EQUIPMENT, NET

Property and equipment, net consists of the following (in thousands):

	Years ended December 31,
	2003	2002
Land and land improvements	$33,603	$33,053
Buildings, boat, barge and improvements	493,237	487,444
Furniture, fixtures and equipment	171,808	155,752
Construction in progress	36,148	3,236
	734,796	679,485
Accumulated depreciation	(249,239)	(208,482)
	$485,557	$471,003

NOTE 6 GOODWILL AND OTHER INTANGIBLE ASSETS

On January 1, 2002, the Company adopted SFAS 142.  SFAS 142 states that goodwill and indefinite-lived intangible assets are no longer amortized but are reviewed for impairment annually (or more frequently if impairment indicators arise).  Separable intangible assets that are not deemed to have an indefinite life continue to be amortized over their useful lives.

The following table sets forth a reconciliation of net income, assuming that SFAS No. 142 was applied during 2001.

Net income:
As reported	$232,347
Goodwill amortization	12,340
Indefinite-lived intangibles amortization	167

As adjusted	$244,854

The Company conducted its annual goodwill impairment test as of November 30, 2003.  No impairment charge was required as a result of the test.

As of December 31, 2003 and 2002, the Company had the following intangible assets recorded on its balance sheet (in thousands):

	Gross Carrying Amount	Accumulated Amortization	Balance
2003
Deferred licensing fees	$11,131	$3,640	$7,491
Other	6,380	3,322	3,058
	$17,511	$6,962	$10,549
2002
Deferred licensing fees	$11,131	$3,091	$8,040
Covenant not to compete	7,959	6,369	1,590
Other	5,968	2,628	3,340
	$25,058	$12,088	$12,970

Amortization expense for the years ended December 31, 2003 and 2002 was approximately $2.8 million and $5.0 million, respectively.  Estimated annual amortization expense for the years ended December 31, 2004, 2005, 2006, 2007 and 2008 is approximately $1.3 million, $0.8 million, $0.8 million, $0.8 million and $0.8 million, respectively.

NOTE 7 ACCRUED EXPENSES AND OTHER

Accrued expenses and other consists of the following (in thousands):

	As of December 31,
	2003	2002
Payroll and related liabilities	$22,312	$24,417
Gaming, sales, use and property taxes	20,498	16,342
Progressive slot and slot club liabilities	10,315	10,648
Accrued interest	5,768	6,618
Insurance and guest claims payable	2,456	1,638
Accrued stockholder dividends	2,182	12,515
Bossier City relicensing	—	7,400
Other accrued expenses	16,834	19,914
	$80,365	$99,492

NOTE 8 LONG-TERM DEBT

Long-term debt consists of the following (in thousands):

	As of December 31,
	2003	2002
8.625% Senior Subordinated Notes (effective interest rate of 8.657%), due May 15, 2009, net of unamortized discount of $1,047 and $1,242, respectively, interest payable semi-annually on May 15 and November 15	$533,968	$533,773
Senior Secured Revolving Credit Facility, secured by substantially all of the assets of the Company, $121.9 million borrowing capacity, due September 30, 2004, with variable interest rates based upon the Eurodollar	—	23,000
	533,968	556,773
Current maturities	—	—
	$533,968	$556,773

At December 31, 2003 and 2002, the fair market value of the 8.625% Senior Subordinated Notes, based on quoted market prices was approximately $565.8 million and $569.8 million, respectively.  The fair market value of the Company’s other long-term debt approximated its carrying value as of December 31, 2002, based on the borrowing rates available for debt with similar terms.

There are no maturities of long-term debt during the five-year period ending December 31, 2008.

In July 2001, approximately $65.0 million of the Company’s 8.625% Senior Subordinated Notes and approximately $0.9 million of the Company’s 9.375% Senior Subordinated Notes were tendered in an Asset Sale Offer to its bondholders.  As a result of these retirements, the Company recorded a loss on early retirement of debt of approximately $6.9 million in the year ended December 31, 2001.

In June 2002, the Company called and retired the remaining 9.375% Senior Subordinated Notes for approximately $166.5 million, including call premium.  As a result of the retirement, the Company recorded a loss on early retirement of debt of approximately $9.7 million in the year ended December 31, 2002.

In 1999, the Company completed its $375.0 million Senior Secured Credit Facility (the “Credit Facility”).  The Credit Facility consisted of a $250.0 million, five-year revolver and a $125.0 million, seven-year term loan.  In 2001, the Company amended its Credit Facility to allow, among other things, the reduction of its loan commitment to $150.0 million.  The Credit Facility, as amended, was permanently reduced by $28.1 million on December 31, 2003 and will be permanently reduced by $40.6 million per quarter beginning March 31, 2004.  The Credit Facility expires on September 30, 2004.  As of December 31, 2003 there were no amounts outstanding under the Credit Facility.

The Company’s debt agreements contain covenants that, among other things, (i) limit the amount of dividends the Company can pay to its stockholders; (ii) limit the amount of additional indebtedness which may be incurred by the Company and its subsidiaries; and (iii) limit the amount of restricted payments, as defined, the Company may make.  In addition, the Company’s debt agreements prohibit the consolidation or merger of the Company or its subsidiaries with an affiliate or third party, or any sale of substantially all of the Company or its subsidiaries’ assets unless: (1) either (a) the Company is the continuing entity or (b) the resulting entity is a corporation organized under the laws of the United States and expressly assumes by supplemental indenture all of the obligations of the Company in connection with the Senior Subordinated Notes; (2) no default or event of default, as defined, shall exist or shall occur immediately after giving effect on a pro forma basis to such transaction; (3) immediately after giving effect to such transaction on a pro forma basis, the consolidated resulting, surviving or transferee entity would immediately thereafter be permitted to incur a least $1 of additional indebtedness; and (4) such transaction will not result in the loss of any material gaming license.

Should the Company’s pending sale to Harrah’s trigger a change of control triggering event, as defined, the Company would be required to make a change of control offer to the bondholders at a cash price equal to 101% of the principal amount thereof.  The change of control offer is required to be made within ten business days following a change of control triggering event and must remain open for 20 business days following its commencement.  The repurchase of any tendered notes will take place not later than 35 business days after the change of control triggering event.  Prior to the commencement of a change of control offer, the Company will terminate all commitments of indebtedness under the Credit Facility or obtain the requisite consents under the Credit Facility to permit the repurchase of the notes as described above.

Certain of the Company’s debt securities have been guaranteed by HE, RPG and Hammond.  The Company has no independent assets or operations, the guarantees are full and unconditional and joint and several and any subsidiaries of the Company, other than the subsidiary guarantors, are minor.

NOTE 9 TRANSACTIONS WITH RELATED PARTIES

A current owner, through an entity he owns, provides certain financial consulting services to the Company.  For each of the years ended December 31, 2003, 2002 and 2001, the Company paid fees of approximately $0.4 million to this owner.  In addition, this entity received approximately $1.7 million in fees from various investment banking firms related to the sale of Joliet in 2001.

NOTE 10 EMPLOYEE COMPENSATION AND BENEFITS

Equity Incentive Plan

The Horseshoe Gaming Holding Corp. Equity Incentive Plan provides for (i) certain employees to be granted stock options (with tandem Stock Appreciation Rights (“SARs”)) to purchase stock in the Company and, (ii) certain other employees to be granted SARs to share in the increase in the market value of the stock options and SARs as determined in accordance with the Equity Incentive Plan.  The exercise price for the stock options/SARs is determined in accordance with the plan document and represents management’s best estimate of the fair market value at the date of grant.  The stock options/SARs vest over a period of four years and expire in ten years.  The Equity Incentive Plan also contains a change of control provision whereby the vesting is accelerated upon a change of control.

In 2001, the Company amended the Equity Incentive Plan to modify the valuation methodology for options and SARs granted after January 1, 2002.  Options and SARs granted prior to January 1, 2002 continue to be valued using the original method.

The following table represents stock option (with tandem SARs) activity for the three years ended December 31, 2003:

	Number of Shares	Average Price per Share
Balance, December 31, 2000	235.36	$32,211
Issued	568.53	$22,303
Cancelled	(348.25)	$30,842
Exercised	(38.13)	$13,641

Balance, December 31, 2001	417.51	$21,557
Issued	212.95	$4,940
Exercised	(153.90)	$23,129

Balance, December 31, 2002	476.56	$13,624
Issued	219.85	$13,545
Cancelled	(35.38)	$14,934
Exercised	(134.84)	$10,481

Balance, December 31, 2003	526.19	$14,307

Exercisable at December 31, 2003	43.30	$33,366

The following table represents SAR activity (not including SARs/options issued in tandem) for the three years ended December 31, 2003:

	Number of Shares	Average Price per Share
Balance, December 31, 2000	563.32	$39,036
Issued	1,118.15	$21,774
Cancelled	(886.59)	$32,491
Exercised	(28.54)	$13,660

Balance, December 31, 2001	766.34	$22,333
Issued	442.65	$5,062
Cancelled	(51.46)	$19,604
Exercised	(265.49)	$23,650

Balance, December 31, 2002	892.04	$13,528
Issued	468.55	$13,404
Cancelled	(44.80)	$12,268
Exercised	(212.12)	$9,882

Balance, December 31, 2003	1,103.67	$14,227

Exercisable at December 31, 2003	99.77	$31,802

Options and SARs cancelled and issued during 2001 include the activity resulting from a reduction of the exercise price of options and SARs issued in 2000 and 2001 by 25% due to the sale of Joliet.  The sale prompted this adjustment to set the exercise price of the options and SARs to an amount more consistent with a pricing that would have occurred if the Company had not owned Joliet when the options and SARs were issued.  In total, 1,044.7 options and SARs with an average exercise price of $30,964 were adjusted to an average exercise price of $23,223.  The estimated market price on the date of adjustment was $16,500.

401(k) Savings Plan

The Company maintains a 401(k) Savings Plan whereby eligible employees may contribute up to 50% of their earnings to the plan, on a pre-tax basis.  Employees are eligible to participate in the plan on the first day of the next calendar quarter following six months of service.  In addition, the Company provides a matching contribution of 100% of the first 2% and 50% of the next 4% of the employees’ contributions.  Employees vest in the Company’s matching contributions over four years.  The Company’s matching contributions were approximately $3.9 million, $3.8 million and $4.2 million for the years ended December 31, 2003, 2002 and 2001, respectively.

Deferred Compensation Plan

The Company maintains a nonqualified deferred compensation plan for certain key employees.  The plan allows participants to defer, on a pre-tax basis, a portion of their salary and accumulate tax deferred earnings, plus interest, as a retirement fund.  These deferrals are in addition to those allowed under the Company’s 401(k) Savings Plan.  All deferred amounts vest immediately.  There are no employer matching contributions made under this plan.  The employer can make discretionary contributions to the plan.  The full amount vested in a participant’s account will be distributed to a participant following termination of employment, normal retirement or in the event of disability or death.

NOTE 11 SUPPLEMENTAL CASH FLOW DISCLOSURES

The net change in current assets and liabilities consists of the following (in thousands):

	Years ended December 31,
	2003	2002	2001
(Increase) decrease in assets:
Accounts receivable	$(5,408)	$(2,706)	$(7,975)
Inventories	529	(387)	290
Prepaid expenses and other	1,222	(1,417)	405
Decrease in liabilities:
Accounts payable	(2,546)	(4,579)	(3,531)
Accrued expenses and other	(11,907)	(5,729)	(4,177)
	$(18,110)	$(14,818)	$(14,988)
Supplemental Cash Flow Disclosure (in thousands):
Cash paid for interest, net of amounts capitalized	$47,500	$60,776	$80,894
Repurchase common stock for debt	—	—	$8,043

NOTE 12 LEASE COMMITMENTS

The Company and its subsidiaries lease both real estate and equipment used in its operations and classifies those leases as operating leases following the provisions of SFAS No. 13 “Accounting for Leases.”  As of December 31, 2003, the Company did not have any capital leases.

Hammond entered into a lease providing for the right to use the site of the development and the parking structure, which was conveyed to the City of Hammond upon completion.  The term of the lease automatically extends for a period equal to each renewal period of the operating license provided that the total term will not exceed 75 years.  Hammond has paid in full the rent for the amount of $1.00 per year for the term of the lease.

Rent expense for the years ended December 31, 2003, 2002 and 2001 was approximately $5.7 million, $7.9 million and $8.9 million, respectively.

As of December 31, 2003, the Company is obligated under non-cancelable operating leases to make future minimum lease payments as follows (in thousands):

Year ended December 31
2004	$1,872
2005	1,279
2006	816
2007	362
2008	297
Thereafter	1,446
Total	$6,072

In addition to these minimum rental commitments, certain of the Company’s operating leases provide for contingent royalty payments based on a percentage of revenues in excess of specified amounts.

NOTE 13 COMMITMENTS AND CONTINGENCIES

Harrah’s Sale Agreement

As discussed in Note 1, the Company is in the process of being purchased by Harrah’s.  Pursuant to the Harrah’s Sale Agreement, the transaction is expected to be treated as an asset sale for Federal income tax purposes.

In addition to the cash consideration of approximately $915.0 million, the Harrah’s Sale Agreement requires Harrah’s to reimburse the Company for approved capital expenditures up to $51.2 million to the extent such expenditures are actually made, purchase all of the Company’s existing cash, and also reimburse the Company’s stockholders for the difference between ordinary income tax rates and capital gains tax rates.

The resultant sale will trigger the “change of control” provisions in certain of the Company’s benefit plans, including a retention bonus plan, employment agreements and executive severance agreements that cover 158 of the Company’s key management.  The executive severance agreements provide for, among other things, a payment of up to 2.99 times the executive’s annual salary and bonus, as defined.  The estimated amount payable under the executive severance arrangements is approximately $13.2 million.

The retention bonus plan and employment agreements provide for, among other things, payments ranging from three months to twenty-four months salary.  The estimated amount payable under the retention bonus plan and employment agreements is approximately $9.6 million.

The Company’s Equity Incentive Plan also contains a change of control provision whereby the vesting is accelerated upon a change of control.  Management estimates that approximately $43.8 million will be paid to key management under the Equity Incentive Plan upon the sale to Harrah’s.

In accordance with the terms of the Harrah’s Sale Agreement, the Company could be liable for a payment to Harrah’s of approximately $27.5 million should the Harrah’s Sale Agreement be terminated by Harrah’s due to a material adverse effect, as defined, relating to the Company that cannot be cured by the Company, or due to a breach by the Company or its stockholders, as defined, of the Harrah’s Sale Agreement that would result in the failure of certain closing conditions described in the Harrah’s Sale Agreement.

Self-Insurance

The Company is partially self-insured for general liability, workers’ compensation and employee medical coverage.  Insurance claims and reserves include accruals of estimated settlements for known claims, as well as accruals of estimates of incurred but not reported claims.  These amounts are included in accrued expenses and other in the accompanying consolidated balance sheets.

Litigation

The Company and its subsidiaries are from time to time, party to legal proceedings arising in the ordinary course of business.  Except as discussed below, the Company is unaware of any legal proceedings which, even if the outcome were unfavorable to the Company, would have a material adverse impact on either its financial condition or results of operations.

On April 18, 2003, a lawsuit was filed in the Circuit Court of Tunica County, Mississippi.  The plaintiffs are personal representatives of the estate of three individuals who died following a car accident in Tunica County, Mississippi.  The personal representatives allege that the car accident was the result of an individual driving while under the influence of alcohol and that the driver was served the alcohol while at Horseshoe Tunica.  Tunica and the Company deny the allegations in the complaint and intend to vigorously contest the matter.

On July 8, 2002, the Common Council of the City of Hammond filed its “Verified Complaint for Preliminary Injunction And Declaratory Judgment And Petition for Determination Of The Nature Of The City Executive And Legislative Power By The Court, sitting en Banc” in the Lake County Superior Court in Crown Point, Indiana and captioned as “Robert A. Markovich, as President of The Common Council of the City of Hammond vs. Duane W. Dedelow, Jr., as Mayor of the City of Hammond, Horseshoe Hammond, Inc., f/k/a Empress Casino Hammond Corporation, and Hammond Development Corporation.”  On June 21, 1996, the City of Hammond and Horseshoe Hammond entered into the Hammond Riverboat Gaming Project Development Agreement (“Development Agreement”).  Subsequently, the City of Hammond and Horseshoe Hammond entered into the First Amendment to Development Agreement in August of 1999, the Second Amendment to Development Agreement in August of 1999, the Third Amendment to Development Agreement in December of 2000 and the Fourth Amendment to Development Agreement in October of 2001 (collectively referred to herein as the “Development Agreement Amendments”).  Through the Development Agreement Amendments, the City of Hammond and Horseshoe Hammond agreed, among other things, to allow Horseshoe Hammond to expand its facilities in exchange for certain payments from Horseshoe Hammond to certain governmental agencies at the City’s direction.  In entering into the Development Agreement Amendments, the Mayor of the City of Hammond did not seek approval of the Development Agreement Amendments from the City of Hammond Common Council.  In the Verified Complaint, the Common Council asked the Court to (i) enjoin the Mayor from entering into any further agreements providing for payments from Horseshoe Hammond or spending any of the funds already paid by Horseshoe Hammond, (ii) determine that the Mayor does not have unilateral authority to enter into agreements with Horseshoe Hammond and (iii) enter a declaratory judgment finding the Development Agreement Amendments invalid.  During the fourth quarter of 2002, the parties to the suit entered into a stipulation which provided that the resolution of the lawsuit shall not affect the validity or performance of the Development Agreement or the Development Agreement Amendments.  The parties further stipulated that the only effect of the lawsuit would be to create a claim by the Common Council for repayment from the recipients of any funds transferred by the Company.  In January 2004, the parties in the lawsuit agreed to its dismissal.

On June 2, 2000, a lawsuit was filed in the United States District Court for the Northern District of Indiana, against the Company and the Horseshoe Hammond on behalf of current and former employees of Horseshoe Hammond, alleging that Horseshoe Hammond and the Company are responsible for damages to current and former employees as a result of poor air quality on the gaming vessel operating in Hammond, Indiana.  The lawsuit alleged certain tort claims based on poor air quality and sought certification as a class on behalf of similarly situated current and former employees of Horseshoe Hammond.  On May 8, 2002, the United States District Court denied plaintiffs’ request for class certification and on October 18, 2002, plaintiff’s counsel amended the suit to add 25 additional plaintiffs.  Horseshoe Hammond and the Company deny the allegations in the complaint asserted by the named employees and intend to vigorously contest this matter.

In 1996, legislation was passed in Louisiana authorizing each parish Police Jury, including the Bossier Police Jury, the governing body of Bossier Parish, to impose a boarding fee of $0.50 per patron entering riverboat gaming facilities in Bossier Parish.  In response to this legislation, Horseshoe Bossier City commenced litigation against the Bossier Police Jury, asserting that the Bossier Police Jury had previously contracted away their right to impose an additional $0.50 boarding fee.  In January 1997, Horseshoe Bossier City separately settled with the Bossier Police Jury, and the lawsuit was dismissed as it relates to Horseshoe Bossier City and the Bossier Police Jury.  As part of the settlement, Horseshoe Bossier City agreed to pay a 1% tax on its gross casino revenues to

Bossier Parish with a minimum annual payment of $1.5 million regardless of actual revenue.  Subsequently, legislation was passed increasing the maximum amount the Bossier Police Jury could collect to $3.00 per person boarding gaming boats in Bossier City.  On July 5, 2001, James Wellborn and Charles J. Nickel filed a lawsuit in the 26th Judicial Court (Bossier Parish) against the Municipality of Bossier City, Louisiana asking the Court to (i) order the City to collect a $3.00 per person boarding fee from Horseshoe Bossier City, (ii) invalidate a contract fixing the amount paid by Horseshoe Bossier City to Bossier Parish as opposed to a per person boarding fee and (iii) certify the suit as a class action on behalf of all citizens and taxpayers of Bossier Parish.  The Company believes the suit is without merit and will vigorously defend itself in the action, including the validity of the contract.

In addition, Billy Brooks Hudson, among others, filed a lawsuit seeking the exact same relief sought in the case filed by Wellborn, as described above.  The suit brought by Hudson had previously been dismissed.  However, in August 2002, the Louisiana Court of Appeals found that Billy Brooks Hudson, among others, have the right as taxpayers to prosecute a suit against the City of Bossier and others, seeking the same relief sought in the case filed by Wellborn on July 5, 2001.  Accordingly, the Louisiana Court of Appeals directed that the trial court reinstate in the 26th Judicial District Court, Bossier Parish Louisiana, the previously dismissed case of Hudson et al. v. City of Bossier et al.  The Company believes that, like the Wellborn suit, the Hudson suit is without merit and the Company will vigorously defend itself in the action.